UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2021

Primerica, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Primerica Parkway Duluth, Georgia	30099
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 381-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 19, 2021, Primerica, Inc. (the “Company”) completed the sale of $600 million in aggregate principal amount of the Company’s 2.800% Senior Notes due 2031 (the “Notes”). The Notes were offered and sold pursuant to the Company’s shelf Registration Statement on Form S-3ASR (File No. 333-230004), which was filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2019, and the Company’s prospectus supplement dated November 16, 2021, as filed with the SEC.

(a) Underwriting Agreement

On November 16, 2021, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule II to the Underwriting Agreement (collectively, the “Underwriters”), relating to the underwritten public offering of the Notes. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against various liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make in respect of such liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company.

The estimated net proceeds from the offering of the Notes, after deducting expenses and the underwriting discount, will be approximately $591,997,729. The Company intends to use the net proceeds from the offering of the Notes: (i) to redeem its 4.750% unsecured senior notes due July 15, 2022 (the “2022 Notes”), of which $375.0 million aggregate principal amount was outstanding at September 30, 2021; (ii) to repay approximately $125.0 million of borrowings outstanding under the Company’s revolving credit facility as of September 30, 2021; and (iii) to the extent of any remaining proceeds, for general corporate purposes, which may include share repurchases.

Certain of the underwriters or their affiliates may be holders of a portion of the 2022 Notes. In addition, Wells Fargo Securities, LLC serves as the sole lead arranger and sole bookrunner, and an affiliate of Wells Fargo Securities, LLC serves as the administrative agent and a lender, under the Company’s revolving credit facility.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed hereto as Exhibit 1.1 and incorporated herein by reference.

(b) Indenture and Second Supplemental Indenture

The Notes were issued pursuant to an Indenture, dated as of July 16, 2012 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture thereto, dated as of November 19, 2021 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee.

The Notes bear interest at a rate of 2.800% per annum, payable semi-annually in arrears on May 19 and November 19, commencing on May 19, 2022. The Notes mature on November 19, 2031. The Notes will be the Company’s direct, senior unsecured and unsubordinated obligations, ranking equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness and will rank senior in right of payment to all of the Company’s future subordinated indebtedness. The Notes will be effectively junior to any secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will also be effectively junior to all of the liabilities of the Company’s subsidiaries.

Prior to August 19, 2031 (the date that is three months prior to the maturity date, the “Par Call Date”), we may, at our option, redeem some or all of the Notes at any time and from time to time at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption and assuming that the Notes matured on the Par Call Date), discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined in the Indenture) plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

On or after August 19, 2031, the Company may, at its option, redeem the Notes, at any time and from time to time at a redemption price equal to 100% of the principal amount of such Notes redeemed, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

The Indenture contains covenants that, among other things, restrict the Company’s ability to: (i) create or incur any indebtedness that is secured by a lien on the capital stock of certain of the Company’s subsidiaries; and (ii) merge, consolidate or sell all or substantially all of the Company’s properties and assets. These covenants, however, are subject to a number of important exceptions and qualifications as set forth in the Indenture. In addition, the Indenture contains customary event of default provisions.

The foregoing description of the Indenture is qualified in its entirety by reference to the Base Indenture and the Second Supplemental Indenture, which are filed hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information included in Item 1.01 above, insofar as it relates to the creation of a direct financial obligation of the Company, is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On November 16, 2021, the Company issued a press release announcing the pricing of the public offering of the Notes. A copy of such press release is furnished herewith as Exhibit 99.1.

The information furnished in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Information.

On November 19, 2021, the Company notified Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee for the 2022 Notes (the “2022 Notes Trustee”), of the Company’s election to redeem the $375.0 million aggregate principal amount of 2022 Notes outstanding, and instructed the 2022 Notes Trustee to provide notice of such redemption to the holders of the 2022 Notes. The redemption is expected to occur on December 20, 2021. Following the redemption, none of the 2022 Notes will remain outstanding. This Current Report on Form 8-K does not constitute a notice of redemption of the 2022 Notes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated November 16, 2021, between Primerica, Inc. and Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as the representatives of the underwriters named therein.

4.1	Indenture, dated as of July 16, 2012, between Primerica, Inc. and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee. (Incorporated by reference to Exhibit 4.1 to Primerica, Inc.’s Current Report on Form 8-K, filed July 16, 2012 (Commission File No. 001-34680).

4.2	Second Supplemental Indenture, dated as of November 19, 2021, between Primerica, Inc. and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee.

4.3	Form of 2.800% Senior Notes due 2031 (No. R-1)

4.4	Form of 2.800% Senior Notes due 2031 (No. R-2)

5.1	Opinion of Rogers & Hardin LLP.

23.1	Consent of Rogers & Hardin LLP (included in Exhibit 5.1 filed herewith).

99.1	Press Release, dated November 16, 2021.

104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2021	PRIMERICA, INC.

/s/ Stacey K. Geer
Stacey K. Geer
Executive Vice President, Chief Governance Officer, Deputy General Counsel, and Corporate Secretary